Exhibit 10.11
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDED AND RESTATED ASSIGNMENT AGREEMENT
This AMENDED AND RESTATED ASSIGNMENT AGREEMENT (this “Agreement”), effective as of December 11th, 2024 is made by and between Bambusa Therapeutics, Inc. (“Bambusa”), a corporation organized and existing under the laws of the State of Delaware and having a place of business at National Registered Agents, Inc., 1209 Orange Street, in the city of Wilmington, county of New Castle, State of Delaware, the United States, and Biotheus Inc. (in Chinese: 普米斯生物技术 (珠海) 有限公司) (“Biotheus” and, together with Bambusa, the “Parties”), a limited liability company organized and existing under the laws of People’s Republic of China, with offices at Unit 10-B, Building 4, No.1 Keji 7th Road, Tangjiawan Town, Xiangzhou District, Zhuhai City, Guangdong Province, the People’s Republic of China.
RECITALS
WHEREAS, the Parties have entered into that certain Assignment Agreement, dated as of March 18, 2024 (the “Prior Agreement’), pursuant to which, on the terms and subject to the conditions set forth therein, Biotheus has transferred and assigned, and Bambusa has purchased and acquired from Biotheus, all of Biotheus’s right, title and interest in and to the Assigned IP and Deliverables (as defined below);
WHEREAS, the Parties desire to amend and restate the Prior Agreement in its entirety to modify the amount and payment arrangement of the considerations for assignment of the Assigned IP and Deliverables in accordance with the terms and conditions set forth herein; and
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the Parties hereto hereby agree as follows:
1.Definitions.
Whenever used in this Agreement, the following terms shall have the following meanings:
1.1.“AAA” shall have the meaning set forth in Section 9.5.
1.2.“Adimab Upstream License” means [***].
1.3.“Adimab Upstream License Fee” shall have the meaning set forth in Section 5.4.
1.4.“Adimab Upstream Licensor” means Adimab, LLC.
1.5.“Affiliate” means, with respect to a given Party, any Person that, either directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with, such Party. For purposes hereof, “control” means the direct or indirect beneficial ownership of at least fifty percent (50%), or possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a given Person, whether through the ownership of voting securities, by contract, or otherwise.
1.6.“Alloy Upstream License” means [***].
1.7.“Alloy Upstream License Fee” shall have the meaning set forth in Section 3.2.
1.8.“Alloy Upstream Licensor” means Alloy Therapeutics, LLC.
1.9.“Applicable Law” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, arbitrator, regulatory authority or governmental agency or authority having jurisdiction over or related to the subject item or subject person, including the anti-corruption laws, export control laws and other comparable laws.
1.10.“Arising IP” means Intellectual Property Rights arising from the research or development activities conducted by or on behalf of Bambusa or any of its Affiliates with respect to any Assigned Compound or Product under this Agreement.
1.11.“Assignment Completion Date” shall have the meaning ascribed to the term of “Effective Date” in the Prior Agreement, i.e., March 18, 2024.
1.12.“Assigned Compounds” means the [***] Compounds and the [***] Compounds, in each case as may be replaced in accordance with Section 5.4(i). For the avoidance of doubt, the Assigned Compounds include the Lead Development Candidates.
1.13.“Assigned IP” means on an Assigned Program-by-Assigned Program basis, the patentable inventions related to such Assigned Program as described on Schedule 1.13 attached hereto, and other Intellectual Property Rights embodied in the Deliverables (other than the [***] Cell Line).
1.14.“Assigned Programs” means the [***] Program and the [***] Program, in each case as may be replaced in accordance with Section 5.4(i).
1.15.“Assignment” shall have the meaning set forth in Section 2.1.
1.16.“Business Day” means any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in the State of New York or the State of Delaware, the United States, or the mainland of the People’s Republic of China.

1.17.“Change of Control” means, with respect to a Party, any of the following events: (a) any Third Party that is a Person or a group of Persons acting in concert becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the ownership interest or voting securities of a Party; (b) a Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into a Party, in either event pursuant to a transaction in which more than fifty percent (50%) of the ownership interest or voting securities of a Party is not held by the parties holding at least fifty percent (50%) of the ownership interest or voting securities of a Party preceding such consolidation or merger; or (c) a Party conveys, transfers or leases all or substantially all of its assets to any Third Party. Notwithstanding the foregoing, any restructuring or reorganization of a Party or financing transaction of a Party, in each case that does not result in the occurrence of clause (a), (b) or (c), shall not be deemed a “Change of Control” of such Party.
1.18.“Change of Control Agreement” shall have the meaning set forth in Section 3.1.
1.19.“Confidential Information” means, with respect to a Party, all confidential and proprietary information, including chemical or biological materials, chemical structures, sequence information, commercialization plans, correspondence, customer lists, data, development plans, formulae, improvements, Know-How, processes, regulatory filings, reports, strategies, techniques, or other information, in each case, that are disclosed by or on behalf of such Party to the other Party pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the disclosing Party in oral, written, visual, graphic, or electronic form.
1.20.“Control” means, with respect to (a) Patents, (b) Know-How or (c) biological, chemical or physical material, that a Party or one of its Affiliates owns or has a license or sublicense to such Patents, Know-How or material (or in the case of material, has the right to physical possession of such material) and has the ability to grant a license or sublicense to, or assign its right, title and interest in and to, such Patents, Know-How or material as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party and without the obligation by such Party to make any sublicensing fee or similar payment to such third party in order to effect such transfer of rights.
1.21.“Commercially Reasonable Efforts” means [***].
1.22.“Deliverables” means the documents and materials listed in Schedule 1.22.
1.23.“Disclosing Party” shall have the meaning set forth in Section 6.1.

1.24.“Expert” shall have the meaning set forth in Section 5.4(i).
1.25.“Failed DC” shall have the meaning set forth in Section 5.4(i).
1.26.“Failed Program” shall have the meaning set forth in Section 5.4(i).
1.27.“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.28.“Field” means all fields of use.
1.29.“First Commercial Sale” means, with respect to a Product in a country or region, the issuance of the first invoice for the Product sold to a Third Party by Bambusa, its Affiliates or Licensees of any of the foregoing in the country or region after receipt of the Marketing Authorization for such Product in such country or region, except for any such invoice that is solely for sales (a) at no charge for test marketing, sampling and promotional uses, or compassionate uses, or (b) among Bambusa, its Affiliates or Licensees of any of the foregoing (unless one such entity is an end-user of the Product sold).
1.30.“First Selection Period” shall have the meaning set forth in Section 5.4(i).
1.31.“Governmental Authority” means any federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.
1.32.“IND” means (a) an Investigational New Drug Application as defined in the United States Federal Food, Drug and Cosmetic Act, as amended and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent regulatory authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction.
1.33.“IND Approval” means (a) with respect to an IND filed with the FDA in the United States, the earlier of (i) notification by the FDA that the clinical investigations in the IND may begin in accordance with 21 CFR § 312.40, and (ii) expiration of thirty (30) days after the FDA receives the IND, unless the FDA provides notice that the investigations described in the IND are subject to a clinical hold under 21 CFR § 312.42; and (b) with respect to an IND filed in countries or jurisdictions other than the United States, (i) equivalent notification provided by the applicable regulatory authority in such country or jurisdiction that clinical investigations in the IND may begin, or (ii) expiration of the waiting period required by the applicable regulatory authority in such country or jurisdiction without the applicable regulatory authority providing notice that clinical investigations in the IND may not begin, the foregoing (i) and (ii), whichever is applicable.
1.34.“Indemnitee” shall have the meaning set forth in Section 7.1.
1.35.“Intellectual Property Rights” means any and all intellectual property or other proprietary rights, including (a) Patents; and (b) Know-How.
1.36.“Lump Sum Payment” shall have the meaning set forth in Section 3.1.
1.37.“Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including trade secrets, practices, techniques, methods, processes, inventions, discoveries, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), clinical and non-clinical study reports, clinical and non-clinical data, regulatory filings and regulatory submission documents and summaries, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and analytical and quality control data, stability data, studies and procedures and any other know-how, and any physical embodiments of any of the foregoing.
1.38.“Lead Development Candidates” means the [***] Lead Development Candidates and the [***] Lead Development Candidates, in each case as may be replaced by such other lead development candidate compounds designated for a Replacement Program in accordance with Section 5.4(i).
1.39.“[***] Cell Line” means [***].
1.40.“Losses” shall have the meaning set forth in Section 7.1.
1.41.“Marketing Authorization” means all approvals (including supplements, amendments, pricing approvals, labeling approvals, and any pre-approvals and post-approvals), licenses, permits, notifications, registrations, clearances, authorizations, or waivers from the relevant regulatory authority necessary to initiate marketing and selling a Product in a particular country.
1.42.“Patent(s)” means: (a) any national, regional or international patent or patent application, including any provisional patent application, (b) any patent application filed either from such a patent, patent application or provisional application or from an application claiming priority from any of these, including any divisional, continuation, continuation-in-part, provisional, converted provisional, and continued prosecution application, (c) any patent that has issued or in the future issues from any of the foregoing patent applications ((a) and (b)), including any utility model, petty patent, design patent and certificate of invention, (d) any extension or restoration by existing or future extension or restoration mechanisms, including any revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.
1.43.“[***] Compounds” means any and all of the bispecific antibodies that are discovered, generated or identified by Biotheus in the course of performing the [***] Program prior to the Assignment Completion Date, including bispecific antibody candidates listed on Schedule 1.43 attached hereto.
1.44.“[***] Lead Development Candidates” means the [***] Compounds identified as “[***] Lead Development Candidates” on Schedule 1.44 attached hereto.
1.45.“[***] Program” means the program to identify, evaluate and develop one or more [***] by Biotheus and its Affiliates and under which Biotheus developed the Assigned IP.
1.46.“[***] Compounds” means any and all of bispecific antibodies that are discovered, generated or identified by Biotheus in the course of performing the [***], including [***] listed on Schedule 1.46 attached hereto.
1.47.“[***] Lead Development Candidates” means the [***] Compounds identified as “[***] Lead Development Candidates” on Schedule 1.46 attached hereto.
1.48.“[***] Program” means the program to identify, evaluate and develop one or more [***] by Biotheus and its Affiliates and under which Biotheus developed the Assigned IP.
1.49.“Person” means an individual, corporation, partnership joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association or other entity.
1.50.“Product(s)” means any product, that contains or comprises, in part or in whole, an Assigned Compound (alone or with one or more other active ingredients), in any dosage form, formulation, presentation or package configuration.
1.51.“Receiving Party” shall have the meaning set forth in Section 6.1.
1.52.“Replacement Program” shall have the meaning set forth in Section 5.4(i).

1.53.“Representatives” of a Party means such Party’s Affiliates, its and such Party’s Affiliates’ officers, directors, employees, contractors, subcontractors, agents and consultants.
1.54.“Reserved Program” means any of the research programs listed on Schedule 1.54.
1.55.“Securities Regulators” shall have the meaning set forth in Section 6.3(i)(a).
1.56.“Specified Field” means all fields of use other than the treatment, palliation, diagnosis or prevention of inflammatory diseases and immunology.
1.57.“Target” means any protein(s), nucleic acid(s) or other molecular structure(s), together with any and all variants, mutations or mutated versions, derivatives, fragments, homologs, orthologs or alternative sequences of such protein, nucleic acid or other molecular structure, whether naturally occurring or not, and whether alone or in a complexed, multimeric or hybridized form, in each case being capable of being bound by an antibody or protein. Each Target shall be identified by an identifier or sequence (including, by way of example, by reference to a transcript identifier (e.g., NCBI Refseq transcript ID), a gene identifier (e.g., NCBI Refseq gene ID or ENSEMBL GENE ID) or any other suitable identifier).
1.58.“Target Combination” means any combination of two (2) or more Targets.
1.59.“Territory” means worldwide.
1.60.“Third Party” means, with respect to Biotheus, any Person other than Biotheus or an Affiliate of Biotheus; with respect to Bambusa, any Person other than Bambusa or an Affiliate of Bambusa.
1.61.“Upstream License” means with respect to the Assigned Programs, the Alloy Upstream License, and with respect to the two Reserved Programs (i.e., [***] program directed to [***] and [***] program directed to [***], the Adimab Upstream License.
2.Assignment
2.1.Assignment. The Parties acknowledge and agree that in consideration of the payments by Bambusa to Biotheus as set forth in Article 3 and subject to Section 8.3.5, Biotheus has sold, conveyed, assigned, and transferred to Bambusa Biotheus’ entire right, title and interest in and to the Assigned IP and Deliverables in each Assigned Program on the Assignment Completion Date (“Assignment”). Title in the Assigned IP and Deliverables in relation to the Assigned Programs shall be deemed as having passed to Bambusa upon the Assignment Completion Date. The Parties agree and acknowledge that Biotheus does not own any Intellectual Property Rights in the [***] Cell Line and the [***] Cell Line is not

part of the Deliverables. Bambusa acknowledges that if Bambusa intends to use the [***] Cell Line for manufacturing the Assigned Compounds or the Products, Bambusa will need to obtain a separate license from [***] (or its successor). Bambusa acknowledges that as of the date of this Agreement, (i) all obligations of Biotheus with respect to the assignment of the Assigned IP under Section 2.1 of the Prior Agreement as well as the delivery of the Deliverables under Section 2.3 of the Prior Agreement have been fully satisfied and discharged; (ii) Biotheus has not breached any covenants made by it under Section 7 of the Prior Agreement; and (iii) Bambusa is not aware of any grounds to hold Biotheus liable for any matter arising from or in connection with the Prior Agreement.
2.2.Grant of Sublicense. Subject to the terms and conditions of this Agreement and the Alloy Upstream License, and conditional upon Bambusa’s payments under Section 3.2, Biotheus hereby grants to Bambusa a royalty-free, worldwide, non-exclusive, sublicensable, with the right to further sublicense through multiple tiers, to use the [***] Technology (as defined in the Alloy Upstream License) to generate Platform Assisted Antibodies (as defined in the Alloy Upstream License) for the purposes of Bambusa to make, or have made, use, offer for sale, sell, import, develop, manufacture and commercialize Products (as defined in the Alloy Upstream License) comprising Partnered Antibody Programs (as defined in the Alloy Upstream License) selected from [***] Antibodies (as defined in the Alloy Upstream License) and Platform Assisted Antibodies (as defined in the Alloy Upstream License) in the Field (as defined in the Alloy Upstream License) in the Territory (as defined in the Alloy Upstream License).
2.3.Delivery of Deliverables. Bambusa acknowledges that within thirty (30) Business Days following the Assignment Completion Date, Biotheus has delivered to the possession of Bambusa, the Deliverables in the form to be agreed by the Parties, at Bambusa’s cost.
2.4.Cooperation with Assignment. Biotheus shall reasonably cooperate with Bambusa (and shall cause its Affiliates to reasonably cooperate with Bambusa) to provide the necessary executed assignments and other documents as required to perfect the assignment set forth in Section 2.1, and take such further actions as may be necessary or desirable to evidence more fully the transfer of ownership of all the Assigned IP and Deliverables to Bambusa.
2.5.Prosecution, Maintenance and Enforcement of Assigned IP. From and after the date of this Agreement and during the Term, [***], at its sole expense, shall be solely responsible for, and have complete discretion in controlling and making decisions with respect to, filing, prosecution, defense, maintenance and enforcement of the Assigned IPs before all patent authorities in the Territory, including but not limited to oppositions and interferences, and enforcement of the Assigned IPs, and shall be entitled to retain all recoveries related thereto. In the event that [***] desires to abandon or cease prosecution or maintenance of any Assigned IP in the Territory, [***] shall provide prior written notice to [***] of such intention (which notice shall be given no later than [***] days prior to the next deadline for action that may be taken with respect to such Assigned IP with the applicable patent authority), and upon [***] written election provided no later than [***] days after such notice from [***], [***] may assume the prosecution and/or maintenance of such Assigned IP, in [***] name, at [***] direction and expense. [***] shall cooperate fully in [***] assumption of the prosecution and/or maintenance of such Assigned IP and execute such papers and instruments as reasonably requested by [***] to assume the prosecution and/or maintenance of such Assigned IP.
3.Considerations and Alloy Upstream License Fees
3.1.Lump Sum Payment. Within [***] Business Days following the execution of a definitive agreement by Biotehus with respect to a Change of Control of Biotheus (“Change of Control Agreement”) but in no event later than the completion as defined under the Change of Control Agreement, Bambusa shall make a lump sum payment to Biotheus in the amount of [***] (“Lump Sum Payment”). Once such Lump Sum Payment is paid, all of Bambusa’s payment obligations in respect of the Assigned IP and Deliverables shall be deemed as fully performed.
3.2.Alloy Upstream License Fees. For each Assigned Program, Bambusa shall make non-refundable and non-creditable payments to Biotheus (or at Biotheus’ request, to Biotheus’ designee such as the Alloy Upstream Licensor) the following fees arising from the Alloy Upstream License. The Parties acknowledge and agree that all fees payable by Biotheus under Sections 4.4, 4.5 and 4.6 of the Alloy Upstream License with respect to or in connection with the Assigned Programs shall be borne by Bambusa on a pass-through basis, without incurring any additional liabilities, costs, expenses, taxes on Biotheus. For the avoidance of doubt, it is agreed that the sublicense fee as stipulated under Section 4.7 of the Alloy Upstream License shall be borne by Biotheus. The Parties acknowledge that Bambusa has paid Biotheus an Annual Payment (as defined in the Prior Agreement) in the amount of [***] for each Assigned Program and has satisfied its payment obligation under Section 4.2 (Annual Payment) of the Prior Agreement with respect to the Annual Payment for the first year starting from March 18, 2024 and ending on March 17, 2025.
i)Sharing of Annual Fee as specified under Section 4.2 of the Alloy Upstream License. Bambusa shall pay, for each Assigned Program, seven thousand and five hundred U.S. dollars (US$7,500) per year (“Platform Annual Fee”) [***] for each Assigned Program. The Platform Annual Fee for 2025 shall be paid before May 24, 2025; and the same shall be paid to Biotheus for each subsequent year on or before May 24 of each subsequent calendar year.
ii)Payment of Partnered Antibody Program Annual Fee as specified under Section 4.4 of the Alloy Upstream License. The Parties further acknowledge and agree that given the fact that the Selection Notices (as defined in the Alloy Upstream License) for the Assigned Programs were sent by Biotheus and received by the Alloy Upstream Licensor prior to October 1, 2023, for each Assigned Program, Bambusa shall pay fifty thousand U.S. dollars (US$50,000) per year (“Partnered Antibody Program Annual Fee”) so as to cover the annual fee for each Partnered Antibody Program (as defined in the Alloy Upstream License) as specified in Section 4.4 of the Alloy Upstream License, and the Partnered Antibody Program Annual Fee shall be payable on March 18 of each successive calendar year, with the first payment due on March 18, 2025, provided that such Assigned Program has not been irrevocably, unconditionally and fully abandoned by Bambusa with written notice to Biotheus and Alloy Upstream Licensor prior to or on such anniversary. No additional annual fees under this Section 3.2 ii) will be due for such Assigned Program following Bambusa’s payment of the Commercial Milestone (as defined in the Alloy Upstream License) for the First Commercial Sale (as defined in the Alloy Upstream License) of a Product (as defined in the Alloy Upstream License) comprising an Assigned Compound included within said Assigned Program.
iii)Development Milestone Payments as specified under Section 4.5 of the Alloy Upstream License:
(a)Given that all comprising Assigned Compounds arising from the Assigned Programs were created prior to October 1, 2023, for each Product (as defined in the Alloy Upstream License), if any of the events listed below (each, a “Development Milestone”) is achieved by Bambusa or its assignee or sublicensee, then Bambusa shall pay, within [***] calendar days after the successful completion of each Development Milestone, the non-refundable, non-creditable payment listed opposite that Development Milestone below:

Milestone for each Product	Development Milestone Payment
[***]	[***]

[***]	[***]
[***]	[***]
iv)Commercial Milestone Payments as specified under Section 4.6 of the Alloy Upstream License:
(a)Given that all comprising Assigned Compounds arising from the Assigned Programs were created prior to October 1, 2023, for each Product (as defined in the Alloy Upstream License), if any of the events listed below (each, a “Commercial Milestone”) is achieved by Bambusa or its assignee or sublicensee, then Bambusa shall pay, within [***] calendar days after the successful completion of each Commercial Milestone, the non-refundable, non-creditable payment listed opposite that Commercial Milestone below:

Milestone for each Product	Commercial Milestone Payment
Upon the First Commercial Sale (as defined in the Alloy Upstream License)	[***]
Upon the first achievement of cumulative Net Sales (as defined in the Alloy Upstream License) of Product (as defined in the Alloy Upstream License) equal to or exceeding [***]	[***]
Upon the first achievement of cumulative Net Sales (as defined in the Alloy Upstream License) of Product (as defined in the Alloy Upstream License) equal to or exceeding [***]	[***]
Upon the first achievement of cumulative Net Sales (as defined in the Alloy Upstream License) of Product (as defined in the Alloy Upstream License) equal to or exceeding [***]	[***]
v)Payments. The Development Milestones and Commercial Milestones set forth in Section 3.2 iii) and iv) hereof are intended to be successive, meaning for clarity that if a Product (as defined in the Alloy Upstream License) does not achieve a particular milestone, such skipped milestone event shall be deemed to have been achieved upon the achievement by such Product (as defined in the Alloy Upstream License) of any subsequent milestone event. The milestone payment for any such skipped milestone event shall be due concurrently with the payment of the milestone payment in respect of such subsequent milestone event. All payments shall be made by Bambusa in US dollars by bank wire transfer in immediately available funds to a US bank account designated by Biotheus or the Alloy Upstream Licensor (as the case may be).
3.3.In the event that Bambusa fails to make payments in time according to this Agreement, and such failure results in any indemnification by Biotheus under the Alloy Upstream License, Biotheus shall be fully indemnified by Bambusa for all of its losses, costs, expenses and damages incurred by Biotheus under the Alloy Upstream License arising from Bambusa’s default hereunder.
3.4.In the event that any future modifications or amendments to any provision of the Alloy Upstream License may potentially increase Bambusa’s payment obligations for the Assigned Programs set forth under Sections 3.2 of this Agreement, both Parties shall consult in good faith for purpose of concluding a supplemental agreement hereto if both Parties reach consensus on such amendment to the Alloy Upstream License.
4.Taxes
4.1.All the payments payable by Bambusa to Biotheus or Biotheus designees hereunder shall include any and all applicable taxes to be levied on Biotheus, and Biotheus shall be responsible for such taxes. Bambusa or any Affiliate shall have the right (but not an obligation) to withhold from the applicable payment to Biotheus any tax required to be paid by Biotheus under the applicable laws for the account of Biotheus.
4.2.Bambusa shall promptly provide Biotheus with reasonable evidence of any taxes deducted or withheld pursuant to Section 4.1. Bambusa and Biotheus shall cooperate with respect to all documentation required by any taxing authority, the preparation of any tax returns, or reasonably requested by either Bambusa or Biotheus to secure a reduction in the rate of applicable taxes. Each of Bambusa and Biotheus shall provide the other Party and its Affiliates with reasonable assistance to enable Bambusa and Biotheus to recovery, as permitted by Applicable Laws, of tax withholdings resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such tax withholdings.

5.Representations and Warranties and Covenants
5.1.Representations and Warranties of Each Party. Each Party represents and warrants to each other Party that:
i)Organization. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. It has been granted all requisite power and authority to carry on its business and to own and operate its properties and assets;
ii)Authority. The execution, delivery and performance of this Agreement have been duly authorized, and this Agreement is a valid and legal agreement binding on it in accordance with its terms;
iii)No Claim. There is no pending or, to its knowledge, threatened litigation involving it which would have any effect on this Agreement or on its ability to perform its obligations hereunder; and
iv)No Conflicts. There is no indenture, contract, or agreement to which it is a party or by which it is bound which prohibits or would prohibit the execution and delivery by it of this Agreement or the performance or observance by it of any term or condition of this Agreement.
5.2.Representations and Warranties of Biotheus. Without limiting the generality of the foregoing, Biotheus hereby represents and warranties that as of the Assignment Completion Date:
i)Ownership and Sufficiency of Intellectual Property. Biotheus possesses the exclusive right, title and interest in the Assigned IP and Deliverables existing as of the Assignment Completion Date and has the right to grant the sublicenses under the Upstream License. The ownership of the Assigned IP and Deliverables is held free and clear of all liens, encumbrances, and/or security interests and any requirements of charges, fees, rights, conditions or restrictions of any kind; the Assigned IP is all of the Intellectual Property Rights owned by Biotheus and its Affiliates as of the Assignment Completion Date that are specifically related to any Assigned Program, any Assigned Compound or any Product and are not related to any other program, compound or product of Biotheus;
ii)Upstream License. Biotheus has provided Bambusa with a true, complete and correct copy (or redacted copy, to the extent there is Third Party confidential information contained therein) of the Upstream License. Other than the Upstream License, Bambusa does not need any licenses, sublicenses or other contractual rights granted by Biotheus to practice or exploit the Assigned IP;
iii)Third Parties. All Biotheus’s Affiliates, employees, agents, consultants and contractors, and any third party who may have contributed to, or participated in the development of the Assigned IP and Deliverables have transferred and assigned all their rights and any Intellectual Property Rights they may have in respect of the Assigned IP and Deliverables to Biotheus;
iv)Assignability and Transferability. All of Biotheus’s rights, titles and interests in and to the Assigned IP and Deliverables can be validly assigned and transferred to Bambusa and the consummation of the transactions contemplated by the Prior Agreement and this Agreement will vest in Bambusa all of Biotheus’s right, title and interest in and to the Assigned IP and Deliverables free and clear;
v)Government Authorizations. Except for the technology/commodity export filing, custom clearance, and recordation of assignment documents required under the Applicable Law, no consent, approval or authorization of, or filing or registration with, or notification to any Governmental Authority, is required by or with respect to the transfer of Assigned IP or Deliverables by Biotheus or in connection with the execution, delivery or performance by Biotheus of the Prior Agreement and this Agreement and the transactions contemplated thereby and hereby; and
vi)Compliance with Laws. Biotheus has complied with all Applicable Laws in all material respects in the course of generating with the Assigned IP and Deliverables.
5.3.Covenants by Biotheus. Biotheus hereby covenants to the Bambusa as follows:
i)Patent Challenge. During the Term, Biotheus shall not, and Biotheus shall cause its Affiliates not to, directly or indirectly, oppose, reexamine or take any action to invalidate or render unenforceable any Patent within or filed based on any Assigned IP.
ii)Non-Competition. On an Assigned Program-by-Assigned Program basis, except as otherwise permitted under this Agreement, during the period commencing on the Assignment Completion Date and ending on (a) the fifth (5th) anniversary following the date on which Bambusa first obtains the IND Approval of a Product with respect to such Assigned Program or (b) the termination of this Agreement in its entirety or with respect to such Assigned Program (whichever occurs earlier), without the prior written consent of Bambusa, Biotheus shall not and shall cause its Affiliates not to, either on its own or through collaboration or partnership with a Third Party, research, develop, manufacture or commercialize, any antibody directed to [***], other than in performance of this Agreement or outside of the Field. Notwithstanding anything to contrary set forth herein, in the event of a Change of Control of Biotheus, pursuant to which a Third Party that was not previously an Affiliate of Biotheus thereafter becomes an Affiliate of Biotheus as a result of such Change of Control, then none of the then-existing programs conducted prior to the Change of Control of Biotheus by such Third Party or any of its Affiliates (other than Biotheus and any of its Affiliates existing prior to the Change of Control of Biotheus) shall be subject to the foregoing non-compete restrictions. For clarity, the foregoing non-compete restrictions shall not prohibit or restrict Biotheus or any of its Affiliates from conducting research, development or commercialization activities in the Specified Field concerning the use of any compound or product of Biotheus or any of its Affiliates in combination with any Third Party’s compound or product that is directed to [***].
5.4.Target Replacement and Adimab Upstream License Fees.
i)Target Replacement Procedures. On an Assigned Program-by-Assigned Program basis, Bambusa shall use its Commercially Reasonable Efforts to obtain the IND Approval of the Product containing the Lead Development Candidate(s) in such Assigned Program. If, at any time before the lapse of a six (6)-month period commencing upon issuance of the final GLP toxicology study report in relation to a Product in any of the Assigned Programs, Bambusa determines in good faith after consultation with Biotheus that the IND Approval of a Product containing the Lead Development Candidate(s) in the corresponding Assigned Program will, more likely than not, be unavailable due to such Product’s toxicity issues that are not identified and disclosed to Bambusa prior to execution of the Prior Agreement, then such Assigned Program shall be referred to as a “Failed Program” and the Assigned Compounds in such Assigned Program shall be referred to as the “Failed DCs”. Bambusa and Biotheus shall work together in good faith to analyze and investigate the fundamental reasons for the occurrence of such failure. After such analysis and investigation, Bambusa and Biotheus shall determine (acting in good faith) whether the failure was due to toxicity issues (either pre-GLP toxicity or GLP toxicity) that are not identified and disclosed to Bambusa prior to execution of the Prior Agreement. If Bambusa and Biotheus cannot agree on the cause of such failure, the question shall be referred to an expert for independent determination. The Parties will jointly appoint, in good faith, an independent expert with experiences in biopharmaceutical industry who is not a current employee, subcontractor, agent, or consultant of either Party or any of its Affiliates, or has not been a former employee, subcontractor, agent, or consultant of either Party or any of its Affiliates (an “Expert”). If Parties cannot jointly appoint one Expert within fifteen (15) days of either Party seeking in writing to jointly appoint one Expert with the other Party (“First Selection Period”), then each Party shall select one Expert within seven (7) days after expiration of the First Selection Period and the two Experts so selected shall mutually select a third Expert within seven (7) days after the appointment of the second Expert. The third Expert so selected will be responsible for determining the cause of such failure. The Parties shall provide all information and materials reasonably requested by the Expert in formulating his or her opinion. The Expert will be asked to make and deliver his or her determination of the cause of such failure within thirty (30) days after being selected and the Expert’s determination shall be final and binding on the Parties. If the Parties agree that or the Expert determine that such failure was due to such Product’s toxicity issues (either pre-GLP toxicity or GLP toxicity) that are not identified and disclosed to Bambusa prior to execution of the Prior Agreement, Bambusa shall have the right to replace such Failed Program with one of the Reserved Programs by providing Biotheus with written notice thereof, and such Reserved Program shall thereafter become a “Replacement Program”. Upon Biotheus’ receipt of such written notice, (i) the Replacement Program shall be deemed an Assigned Program and the terms and conditions of the Prior Agreement and this Agreement governing the Assigned Programs shall apply to such Replacement Program; and (ii) the Failed DCs shall no longer be deemed to be Assigned Compounds and the Failed Program shall no longer be deemed to be an Assigned Program under the Prior Agreement and this Agreement, and all of the right, title and interest assigned to Bambusa under Section 2.1 (Assignment) with respect to the Failed DCs and Failed Program shall revert to Biotheus. Bambusa shall only have the right to exercise its replacement right for a maximum of one time with respect to each Assigned Program that has not been previously replaced in accordance with the replacement procedure under this clause, and accordingly the maximum number of times that Bambusa may exercise its replacement right under this clause shall be two (2).
ii)Replacement Exclusivity. During the period commencing on the Assignment Completion Date and ending on the date of the lapse of a six (6)-month period commencing upon issuance of the final GLP toxicology study report in relation to a Product in any of the Assigned Programs, without the prior written consent of Bambusa, Biotheus shall not and shall cause its Affiliates not to, assign, transfer, convey or dispose of, or grant any exclusive or non-exclusive license under, any compounds or any Intellectual Property Rights specifically derived from or related to any Reserved Program, to any Third Party, or enter into any agreement with any Third Party to conduct or promise to conduct any of the foregoing.
iii)Adimab Upstream License Fees. In the event that Bambusa determines to select the [***] (which are two of the Reserved Programs as listed in Schedule 1.46 attached hereto) pursuant to Section 5.4(i), subject to the terms and conditions of this Agreement and the Adimab Upstream License, and conditional upon Bambusa’s payments under Section 5.4(iii), Biotheus hereby grants to Bambusa a royalty-free, worldwide, non-exclusive, sublicensable, with the right to further sublicense through multiple tiers, to use the [***] (as defined in the Adimab Upstream License), in the Field (as defined in the Adimab Upstream License), for the purposes of Bambusa to research, develop, have developed, make, have made, use, sell, offer to sell, import and export Optioned Products (as defined in the Adimab Upstream License); and (ii) all the fees and expenses in relation to the said selected Reserved Programs payable under Article 3 of the Adimab Upstream License (except for the Annual Access Fee as specified in Article 3.1 of the Adimab Upstream License) shall be borne by Bambusa. The contents of said Article 3 of the Adimab Upstream License are enclosed hereto as Schedule 5.4 (iii) which shall be incorporated, mutatis matandis, into this Agreement by reference.
For each of the aforementioned Replacement Programs (i.e. [***]), Bambusa shall make non-refundable and non-creditable payments to Biotheus (or at Biotheus, request, to Biotheus’ designee such as the Adimab Upstream Licensor) the fees payable by Biotheus arising from the Adimab Upstream License due to any of such two Replacement Programs. It is acknowledged and agreed that all fees payable by Biotheus under Article 3 of the Adimab Upstream License due to said Replacement Programs shall be borne by Bambusa on a pass-through basis, without incurring any additional liabilities, costs, expenses, taxes on Biotheus.
The Parties acknowledge and agree that for each Reserved Program, Bambusa will not bear any fees or expenses under the Adimab Upstream License unless and until Bambusa exercises its right to replace any Failed Program with one of such two Reserved Programs pursuant to Section 5.4(i).
iv)In the event that Bambusa fails to make payments in time according to this Agreement, and such failure results in any indemnification by Biotheus under the Adimab Upstream License, Biotheus shall be fully indemnified by Bambusa for all of its losses, costs, expenses and damages incurred by Biotheus under the Adimab Upstream License arising from Bambusa’s such default hereunder.
6.Confidentiality
6.1.Nondisclosure. Each Party agrees that a Party (the “Receiving Party”) which receives the Confidential Information of another Party (the “Disclosing Party”) pursuant to this Agreement shall: (a) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (b) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 6; and (c) not use such Confidential Information for any purpose except those permitted under this Agreement. The obligations of confidentiality, non-disclosure, and non-use under this Section 6.1 shall be in full force and effect from the Assignment Completion Date until [***] years following the expiration of the Term; provided that, for any trade secret contained therein, such obligations shall survive after the foregoing period until such time as the relevant information is no longer a trade secret. The Receiving Party shall return all copies of or destroy the Confidential Information of the Disclosing Party disclosed or transferred to it by the Disclosing Party pursuant to this Agreement within [***] Business Days after the expiration or termination of this Agreement; provided, however, that the Receiving Party may retain one (1) copy of all Confidential Information in archives solely for the purpose of establishing the contents thereof.
6.2.Exceptions. Section 6.1 shall not apply with respect to any portion of the Confidential Information of the Disclosing Party to the extent that such Confidential Information:
i)was known to the Receiving Party or any of its Affiliates, as evidenced by written records, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;
ii)is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;
iii)is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the

Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or
iv)is independently developed by or for the Receiving Party or any of its Affiliates, as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information.
Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself are published or available to the general public or in the rightful possession of the Receiving Party.
6.3.Authorized Disclosure.
i)Disclosure. Notwithstanding Section 6.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:
(a)subject to Section 6.5, to comply with applicable laws (including the rules and regulations of the U.S. Securities and Exchange Commission or any national securities exchange in any applicable jurisdiction) (collectively, the “Securities Regulators”) or with judicial process (including prosecution or defense of litigation) if, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation); and
(b)disclosure to a) any of its officers, employees, consultants, agents, or Affiliates in connection with activities under this Agreement, or b) any actual or potential acquirers, investors, lenders or collaborators as part of their due diligence investigations, subject to prior written notice to the other Parties; provided, that, prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non-disclosure, and non-use no less restrictive than the obligations set forth in this Article 6 to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 6.3.(i)(b), the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 6.3.(i)(b) to treat such Confidential Information as required under this Article 6.

ii)Terms of Disclosure. If and whenever any Confidential Information is disclosed in accordance with this Section 6.3, such disclosure shall not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information other than by breach of this Agreement.
6.4.Terms of this Agreement. The Parties agree that this Agreement and the terms hereof shall be deemed to be Confidential Information of each Party (with each Party being the Receiving Party of such Confidential Information), and each Party agrees not to disclose this Agreement or any terms hereof without obtaining the prior written consent of the other Parties; provided, that each Party may disclose this Agreement or any terms hereof in accordance with the provisions of Section 6.3 or Section 6.5, as applicable.
6.5.Securities Filings; Disclosure under Applicable Law. Each Party acknowledges and agrees that the other Parties may submit this Agreement to, or file this Agreement with, the Securities Regulators or to other Persons as may be required by applicable laws, and if a Party submits this Agreement to, or files this Agreement with, any Securities Regulator or other Person as may be required by applicable laws, such Party agrees to consult with the other Parties with respect to the preparation and submission of a confidential treatment request for this Agreement.
6.6.Publicity.
i)Subject to Section 6.3, Section 6.5 and this Section 6.6(i), no Party shall, and shall cause its Affiliates not to, issue any press release, publication (including publications in journals, posters, presentations at conferences, and abstracts submitted in advance of conferences), or other public statement disclosing this Agreement, the activities and rights hereunder, or the transactions contemplated hereby, without first obtaining the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, that each Party shall be authorized to make any disclosure, without first obtaining the prior written consent of the other Party, that is required by applicable law (including the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934), the rules of any Securities Regulator, or by judicial process, subject to and in accordance with Section 6.3 and Section 6.5, as applicable. The non-disclosing Party shall have at least [***] Business Days to review any proposed publication and shall have the right to a) require modifications of any such publication: (i) to protect such Party’s Confidential Information; or (ii) for trade secret reasons or reasonable business reasons; and/or b) delay such publication for an additional period up to [***] Business Days as may be reasonably necessary to seek patent protection for the information disclosed in such proposed publication. The contents of any press release, publication, or other public statement that has been reviewed and approved by a Party may be re-released without first obtaining such Party’s prior written consent in accordance with this Section 6.6(i).
ii)Notwithstanding the foregoing Section 6.6(i) and Section 6.4, the Parties shall mutually agree to a press release or public announcement regarding this Agreement and the terms hereof, such press release or public announcement to be issued promptly after the Assignment Completion Date, or as otherwise agreed by the Parties. Each Party shall be authorized to use the information disclosed in any mutually approved press release or public announcement without the need to seek further consent or approval thereof from the other Parties.
6.7.Use of Names. Except as otherwise expressly set forth herein, no Party (nor any of its respective Affiliates) shall use the name, trademark, trade name, or logo of any other Party or any of its Affiliates, or its or their respective employees, in any publicity, promotion, news release, or other public disclosure relating to this Agreement or its subject matter, without first obtaining the prior written consent of the other such Party; provided, that such consent shall not be required to the extent use thereof may be required by applicable laws, including the rules of any securities exchange or market on which a Party’s or its Affiliate’s securities are listed or traded. Each Party shall be authorized to use the name, trademark, trade name, or logo of another Party in the manner that such other Party has previously approved, without the need to seek further consent or approval thereof from such other Party.
7.Indemnification
7.1.General Indemnification. Each Party hereby agrees to defend, indemnify, and hold harmless the other Party, its Affiliates, and their Representatives (each, an “Indemnitee”) from and against any and all from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses’) to which any Indemnitee may become subject as a result of any claim, demand, action, or other proceeding by any Third Party to the extent such Losses result from: (a) the negligence or willful misconduct of such Party and/or its Representative in the performance of this Agreement; or (b) the material breach by such Party of this Agreement.
8.Term and Termination
8.1.Term. This Agreement will become effective as of the date hereof and will continue in full force until this Agreement is terminated in accordance with Section 8.2 (the “Term”).

8.2.Termination.
8.2.1.Termination for Material Breach. Upon any material breach of this Agreement by a Party, and if such breaching Party fails to remedy within [***] days after receipt of written notice of such material breach from the non-breaching Party, the non-breaching Party will have the right to terminate this Agreement with immediate effect by providing written notice to the breaching Party.
8.2.2.Termination for Bankruptcy. To the extent permitted by Applicable Laws, when Bambusa first becomes aware of the likely occurrence of any bankruptcy, reorganization, liquidation or receivership proceedings, or an assignment of a substantial portion of the assets for the benefit of creditors, it shall promptly notify Biotheus, in no event later than [***] days thereafter. Biotheus may terminate this Agreement upon written notice to Bambusa; provided, however, that in the case of any involuntary bankruptcy, reorganization, liquidation or receivership proceeding Biotheus, right to terminate will only become effective if Bambusa consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof.
8.2.3.Termination for Non-Payment. In the event that Bambusa fails to pay Biotheus any payment due Biotheus hereunder within [***] Business Days after such payment has become due and payable, Biotheus shall have the right to terminate this Agreement with immediate effect by written notice to Bambusa.
8.3.Effects of Expiration of Termination.
8.3.1.General. Upon expiration or termination of this Agreement in its entirety, the Parties’ rights, licenses and obligations under this Agreement will terminate and neither Party will have any further rights or obligations under this Agreement from and after the effective date of termination, except as set forth in this Section 8.3.
8.3.2.Accrued Obligations. Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, on the effective date of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination, including but not limited to Bambusa’s obligation to pay all unpaid amounts due to Biotheus prior to the effective date of such expiration or termination.

8.3.3.Survival. This Section 8.3, the provisions set forth in the following Sections and Articles, as well as, to the extent applicable, any other Sections or defined terms referred to in such Sections or necessary to give them effect, will survive any expiration or termination of this Agreement in its entirety: Section 6, Section 7, Section 8 and Section 9.
8.3.4.Return of Confidential Information. Within [***] days after the effective date of termination (but not expiration) of this Agreement in its entirety, each Party will, and cause its Affiliates to, (i) destroy, all tangible items solely comprising, bearing or containing any Confidential Information of the other Party that are in such first Party’s or its Affiliates’ possession or control, and provide written certification of such destruction, or (ii) prepare such tangible items of the other Party’s Confidential Information for shipment to such other Party, as such other Party may direct, at the first Party’s expense; provided, however, that, in any event, (A) each Party may retain copies of the Confidential Information of the other Party to the extent necessary to perform its obligations or exercise its rights that survive expiration or termination of this Agreement, and (B) each Party may retain one copy of the Confidential Information of the other Party for its legal archives.
8.3.5.Special Termination. Upon and only upon termination of this Agreement by Biotheus pursuant to Section 8.2.1, 8.2.2, or 8.2.3 (a “Special Termination”), Bambusa shall, and shall procure its Affiliates and Licensees to, without any demur, delay or protest:
8.3.5.1.immediately cease all activities relating to the research, development, manufacture, commercialization or other exploitation of the Assigned Compounds and the Products in the Territory;
8.3.5.2.promptly assign, transfer and convey back to Biotheus, free of charge, all of the right, title and interest in, to and under the Assigned IP, and provide the necessary executed assignments and other documents as required to perfect the assignment set forth in this Section 8.3.5.2, and take such further actions as may be necessary or desirable to evidence more fully the transfer of ownership of all the Assigned IP back to Biotheus;
8.3.5.3.promptly assign, transfer and convey to Biotheus, free of charge, all of the right, title and interest of Bambusa and its Affiliates and Licensees in, to and under the all Marketing Authorization, regulatory filings, regulatory materials and the like, all Patents, Know-How and other Intellectual Property

Rights in relation to the Assigned Compounds or the Products, as well as promptly transfer any documentation thereto, including licenses, approvals etc., as well as all research, development and clinical data in relation to Assigned Compounds or the Products, in a manner sufficient to enable Biotheus or its designees to continue the research, development, manufacture and commercialization of the Assigned Compounds or the Products in the Territory;
8.3.5.4.take such action, render such assistance, and execute and deliver, or cause to be executed and delivered, to Biotheus such further instruments as requested by Biotheus in order to give effect to, evidence and perfect the assignment and delivery set forth in this Section 8.3.5;
8.3.5.5.covenant to Biotheus and its Affiliates that Bambusa and its Affiliates will not initiate any judicial or administrative claim, suit, or proceeding against Biotheus or any of its Affiliates alleging that the research, development, manufacturing or commercialization of any Assigned Compound or Product by Biotheus or any of its Affiliates infringes any Arising IP. This covenant not to sue is personal to Biotheus and its Affiliates, non- assignable and non-transferable;
8.3.5.6.at Biotheus’ election, transfer to Biotheus or its designee any or all of the inventory of the terminated Products held by Bambusa or its Affiliates or Licensees as of the effective date of the Special Termination at a price equal to the cost of goods manufactured of Bambusa or its Affiliates or Licensees incurred for such terminated Products; and
8.3.5.7.be solely responsible for, and shall indemnify and hold harmless Biotheus from and against any and all losses, costs, claims, damages, judgments, liabilities, and expenses (including reasonable attorneys’ fees and other reasonable out-of-pocket costs in connection therewith) arising from, or relating to the Special Termination.
9.Miscellaneous.
9.1.Assignment. Neither Party may assign or transfer this Agreement and/or any or all of its rights (for clarity, including the right, title and interest in, to and under the Assigned IP) and obligations hereunder without the prior written consent of the other Party, except that Biotheus may assign its rights to receive payments due under this Agreement without Bambusa’s consent; provided, however, that either Party may assign or transfer this Agreement together with all of its rights and obligations hereunder, without such consent (but with written notice to the other Party), (a) to an Affiliate or (b) to a successor in interest in the event of its stock sale, merger or consolidation, reorganization or similar transaction, subject to the assignee agreeing in writing to be bound by the terms and conditions of this Agreement. Any assignment in violation of this Section 9.1 will be null and void. In addition, Bambusa’s failure to comply with the foregoing covenant shall constitute a material breach of Bambusa, which shall entitle Biotheus to terminate this Agreement with respect to the relevant Assigned Program in accordance with Section 8.2.1 of this Agreement.
9.2.Affiliates. Licensees and Contractors. Bambusa may use one or more of its Affiliates, Licensees or contractors to perform its obligations and duties or exercise its rights under this Agreement, solely to the extent permitted and as specified in this Agreement; provided, however, that (a) each such Affiliate, Licensee or contractor will perform any such obligations delegated to it in compliance with the applicable terms and conditions of this Agreement as if such Affiliate, Licensee or contractor were a party hereto, (b) the performance of any obligations of Bambusa by its Affiliates, licensees or contractors will not diminish, reduce or eliminate any obligation of Bambusa under this Agreement, and (c) subject to Bambusa’s assignment to an Affiliate pursuant to Section 9.1, Bambusa will remain liable under this Agreement for the prompt payment and performance of all of its obligations under this Agreement.
9.3.Further Assurance. Each Party shall execute, acknowledge, and deliver such further instruments, and do all such other ministerial, administrative, or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.
9.4.Severability. If one (1) or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid, or unenforceable in any situation in any jurisdiction, such holding shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the void, invalid, or unenforceable term or provision in any other situation or in any other jurisdiction, and the term or provision shall be considered severed from this Agreement solely for such situation and solely in such jurisdiction, unless the void, invalid, or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the void, invalid, or unenforceable term or provision. If the final judgment of such court declares that any term or provision hereof is void, invalid, or unenforceable, the Parties agree to: (a) reduce the scope, duration, area, or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable; and (b) make a good-faith effort to replace any void, invalid, or unenforceable term or provision with a valid and enforceable term or provision such that the objectives contemplated by the Parties when entering this Agreement may be realized.
9.5.Governing Law： Dispute Resolutions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles relating to conflicts of law. Any dispute arising out of or in connection with this Agreement shall be submitted to the American Arbitration Association (“AAA”) for arbitration in accordance with the rules of AAA as in effect at the time of the arbitration. The seat, or legal place, of arbitration will be in New York. There shall be three arbitrators, one of whom shall be appointed by each party. The third arbitrator, who shall be the presiding arbitrator, shall be appointed by the two arbitrators appointed by the Parties, or if the parties fail to agree on the third arbitrator within [***] days, in accordance with the AAA rules.
9.6.Notices. All payments or notices required or permitted to be given under this Agreement shall be given in writing and shall be effective when either personally delivered or deposited, postage prepaid, in the United States registered or certified mail, or sent via a recognized national overnight delivery service (e.g., Federal Express or DHL), or electronic mail, addressed as follows (or as otherwise designated by the appropriate Party from time to time):
To Biotheus:
Biotheus Inc.
Attention:
Email:
To Bambusa:
Bambusa Therapeutics, Inc.
Attention: Shanshan Xu
Email:
or such other address or addresses as either party may hereafter specify by written notice to the other. Such notices and communications shall be deemed effective on the date of delivery or [***] days after having been sent by registered or certified mail, whichever is earlier.
9.7.Entire Agreement. This Agreement (and the annexed appendices) constitute the entire agreement between the Parties, and no amendment, variation, modification or waiver of any of the terms or conditions hereof shall be deemed valid unless made in writing and signed by both Parties hereto. This Agreement supersedes any and all prior agreements or understandings, whether oral or written, between Biotheus and Bambusa relating to the subject matter hereof. The Parties acknowledge and agree that (i) this Agreement amends and restates the Prior Agreement in its entirety and (ii) the terms and provisions of this Agreement supersede the terms and provisions of the Prior Agreement in all respects.
9.8.Waivers. No waiver by either Party of any non-performance or violation by the other Party of any of the covenants, obligations or agreements of such other Party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by either Party be deemed to be a waiver by such Party of its rights or remedies with respect to such violation or non-performance.
9.9.Headings. The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify or aid in the interpretation, construction or meaning of this Agreement.
9.10.Relationship of the Parties. It is not the intent of the Parties to create a partnership or joint venture or to assume partnership responsibility or liability. The obligations of the Parties shall be limited to those set out herein and such obligations shall be several and not joint.
9.11.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument. Each Party may execute this Agreement by facsimile transmission or in Portable Document Format sent by electronic means. Signatures of authorized signatories of the Parties transmitted by facsimile or sent by electronic means in Portable Document Format shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

Biotheus Inc./普米斯生物技术(珠海)有限公司(Company Seal)

By: /s/ Xiaolin Liu

Name: Xiaolin Liu

Title: Chairman & CEO

Bambusa Therapeutics, Inc.

By: /s/ Shanshan Xu

Name: Shanshan Xu

Title: Authorized Representative

By: /s/ Isabelle Müldner

Name: Isabelle Müldner

Title: Authorized Representative

Schedule 1.13
Description of Assigned IP
[***]

Schedule 1.22
Deliverables
[***]

Schedule 1.43
[***] Compounds
[***] Lead Development Candidates
[***]

Schedule 1.46
[***] Compounds
[***] Lead Development Candidates
[***]

Schedule 1.54
List of Reserved Programs
[***]

Schedule 5.4 (iii)
Adimab Upstream License Fees
(excerpt of Article 3 of Adimab Upstream License)
[***]

AMENDMENT NO. 1
TO
AMENDED AND RESTATED ASSIGNMENT AGREEMENT
This Amendment No. 1 (“Amendment No. 1”), effective as of March 18, 2024, to the Amended and Restated Assignment Agreement effective December 11, 2024 (the “Agreement”), is made by and between:
Bambusa Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware and having a place of business at 22 Boston Wharf Rd., Fl. 7, in the city of Boston, State of Massachusetts, the United States (“Bambusa”); and
BioNTech (Zhuhai) Pharmaceuticals R&D Co., Ltd (百欧恩泰 （珠海） 医药研发有限公司), formerly known as Biotheus Inc. (普米斯生物科技 （珠海） 有限公司), a limited liability company organized and existing under the laws of People’s Republic of China, with offices at Unit 10-B, Building 4, No.1 Keji 7th Road, Tangjiawan Town, Xiangzhou District, Zhuhai City, Guangdong Province, the People’s Republic of China (“BioNTech (Zhuhai)” and, together with Bambusa, the “Parties”).
RECITALS
WHEREAS, the Parties have entered into the Agreement, pursuant to which, among other things, BioNTech (Zhuhai) (formerly known as Biotheus Inc.) sold, conveyed, assigned, and transferred to Bambusa certain rights, title and interest in and to the Assigned IP and Deliverables (each as defined in the Agreement);
WHEREAS, the Agreement relates to the assignment of certain bispecific antibody intellectual property in the Assigned Programs (as defined in the Agreement);
WHEREAS, in addition to the bispecific antibody intellectual property assigned under the Agreement, BioNTech (Zhuhai) owns or Controls certain Intellectual Property Rights relating to certain monospecific antibodies;
WHEREAS, BioNTech (Zhuhai) represents and warrants according to Section 5.2 ii) of the Agreement that other than the Upstream License, Bambusa does not need any licenses, sublicenses or other contractual rights granted by BioNTech (Zhuhai) to practice or exploit the Assigned IP;
WHEREAS, in fulfilment of this representation and warranty, the Parties desire to amend the Agreement for BioNTech (Zhuhai) to grant Bambusa a license to certain monospecific antibody intellectual property owned or Controlled by BioNTech (Zhuhai), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS.
Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement. As used in this Amendment, the following terms shall have the following meanings:
(A)“Licensed Patents” means (i) the patent applications and patents listed on Exhibit A attached hereto, including any related patent family members, and (ii) any and all divisions, renewals and continuations thereof, and all patents which may be granted thereon and all reissues and extensions thereof, including patent term extensions and supplementary protection certificates; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may be filed based thereon in any country, together with the right to file such applications and the right to claim for the same the priority rights derived from said patent applications or patents as applicable under the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors' certificates and designs which may be granted for the IP in any country and all extensions, renewals and reissues thereof.
(B)“Monospecific Antibody IP” means (i) the Licensed Patents and (ii) any Know-How Controlled by BioNTech (Zhuhai) as of March 18, 2024, that is necessary or reasonably useful for the research, development, manufacture, use, sale, offer for sale, importation, or commercialization of the Assigned Programs, including Know-How or inventions Controlled by BioNTech (Zhuhai), in each case relating to [***], such as those disclosed and claimed in the Licensed Patents, and (iii) any Patents Controlled by BioNTech (Zhuhai) to the extent such specific Patents claim the Know-How described in clause (ii). For the avoidance of doubt, Monospecific Antibody IP shall not include any Know-How, inventions or Intellectual Property Rights that are not necessary or reasonably useful for the practice or exploitation of the Assigned Programs, nor any Know-How or Intellectual Property Rights generated, conceived or acquired after March 18, 2024.
(C)“Patented Improvements” means Patents controlled by BioNTech (Zhuhai) to the extent such specific Patents claim improvements, modifications or derivatives of the Monospecific Antibody IP generated, conceived or acquired after March 18, 2024 relating to the Monospecific Antibody IP, including without limitation [***].
2.LICENSE GRANT.
(A)License Grant. Subject to the terms and conditions of this Amendment and the Agreement, BioNTech (Zhuhai) hereby grants to Bambusa an irrevocable, non-exclusive, worldwide, royalty-free license, with the right to sublicense through multiple tiers, under the Monospecific Antibody IP, solely to practice and exploit the Assigned Programs. For the avoidance of doubt, no license is granted for any other purpose, including any use of the Monospecific Antibody IP with or in relation to any binder, construct, compound, product or technology other than the Assigned Programs. Following this Amendment, and at the written request of Bambusa, the Parties shall negotiate in good faith for a period of [***] calendar days a commercially reasonable non-exclusive license for the use of Patented Improvements by Bambusa.
(B)Retained Rights. All rights not expressly granted herein are reserved. The license granted under Section 2(A) is non-exclusive, and BioNTech (Zhuhai) retains all rights to use, license, and otherwise exploit the Monospecific Antibody IP or Patented Improvements, including but not limited to (i) the right to grant licenses to Third Parties without restriction; (ii) the sole and exclusive right, but not the obligation, to prosecute, maintain, defend and enforce the Licensed Patents, in BioNTech (Zhuhai)'s sole discretion and subject to Section 3(C); and (iii) all other rights not expressly granted herein, it being acknowledged that no rights are granted to Bambusa by implication, estoppel or otherwise.
(C)No Additional Consideration. The Parties acknowledge and agree that the license granted under Section 2(A)(i) is fully paid-up and royalty-free, and no additional consideration, milestone payments, or royalties shall be due from Bambusa to BioNTech (Zhuhai) in connection with such license, without prejudice to any payment obligations of Bambusa under the Agreement.
3.REPRESENTATIONS, WARRANTIES AND COVENANTS.
(A)Authority. Each Party represents and warrants to the other Party that: (i) the execution, delivery, and performance of this Amendment have been duly authorized; (ii) this Amendment is a valid and binding agreement on such Party in accordance with its terms; and (iii) there is no indenture, contract, or agreement binding such Party that prohibits or would prohibit the execution and delivery by such Party of this Amendment or the performance or observance by such Party of any term or condition of this Amendment.
(B)Ownership. BioNTech (Zhuhai) represents, warrants and covenants, that, as of the effective date of this Amendment, BioNTech (Zhuhai) owns or Controls the Monospecific Antibody IP and has the right to grant the license set forth in Section 2(A) without violating the terms of any agreement or other arrangement with any Third Party.
(C)Prosecution and Defense. In order to safeguard the Licensed Patents, BioNTech (Zhuhai) shall keep Bambusa reasonably informed of: (i) any material developments on the prosecution, and/or defense of the Licensed Patents in [***]; and (ii) any further filings for Licensed Patents in such jurisdictions, in each case to the extent that such developments or filings may materially affect Bambusa’s ability to exploit the Licensed Patents. BioNTech (Zhuhai) shall provide Bambusa with no less than [***] Business Days' prior written notice before taking any material action in respect of the foregoing in such jurisdictions, and Bambusa shall provide any comments thereon within [***] calendar days of receipt of such notice. BioNTech (Zhuhai) shall consider any reasonable comments submitted by Bambusa within such period, provided that BioNTech (Zhuhai) shall have final decision-making authority with respect to all prosecution and defense matters relating to the Licensed Patents. Upon Bambusa’s reasonable written request,

BioNTech (Zhuhai) shall provide Bambusa with copies of material substantive communications with patent authorities or courts relating thereto.
4.EFFECT ON AGREEMENT.
(A)Except as expressly amended by this Amendment, all terms, conditions, covenants, representations, warranties, and obligations set forth in the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall control.
(B)Release of Claims. In consideration of the license granted under Section 2(A), for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and based on the facts known to Bambusa, or that could have been known to Bambusa through the exercise of reasonable diligence, with respect to the Released Claims as further defined herein, Bambusa, on behalf of itself and its successors, assigns, affiliates (including parent entities and subsidiaries), officers, directors, employees, agents, and representatives, hereby irrevocably and unconditionally releases, acquits, and forever discharges BioNTech (Zhuhai) and its successors, assigns, affiliates (including parent entities and subsidiaries), officers, directors, employees, agents, and representatives from any and all present, past, or future claims, demands, actions, causes of action, suits, complaints, damages, losses, costs, expenses, penalties and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, in law or in equity, arising out of or in any way relating to the assignment granted by BioNTech (Zhuhai) with respect to the Assigned IP prior to the effective date of this Amendment, including but not limited to the warranty set forth in Section 5.2 ii) of the Agreement (the “Released Claims”). Bambusa hereby covenants and agrees that it has not and will not institute, file, maintain, or prosecute any action, suit, arbitration, or proceeding of any kind against BioNTech (Zhuhai) with respect to any Released Claim. Bambusa agrees that this release shall remain fully effective notwithstanding any such additional or different facts. Bambusa represents and warrants that it has not assigned, transferred, or otherwise disposed of any Released Claim to any other person or entity. Nothing in this Section 4(B) shall be construed as an admission of liability, fault, or wrongdoing by BioNTech (Zhuhai), all of which are expressly denied. In addition, the Parties warrant and represent to the other that the execution and delivery of this Release of Claims does not, and with the passage of time will not, violate any obligation of either Party to any third party.
5.INTEGRATION.
This Amendment, together with the Agreement (including all schedules and exhibits thereto), constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, or agreements relating to the subject matter of this Amendment, whether written or oral.

6.GOVERNING LAW; DISPUTE RESOLUTION.
This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles relating to conflicts of law. Any dispute arising out of or in connection with this Amendment shall be resolved in accordance with Section 9.5 of the Agreement.
7.COUNTERPARTS.
This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument. Signatures of authorized signatories of the Parties transmitted by facsimile or sent by electronic means in Portable Document Format shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Amendment.
8.NOTICES.
All notices required or permitted under this Amendment shall be given in accordance with Section 9.6 of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the date and year first above written.

BIONTECH (ZHUHAI) PHARMACEUTICALS R&D CO., LTD

By:	/s/ Xiaolin Liu

Name:	Xiaolin Liu

Title:	Chief Executive Officer

BIONTECH (ZHUHAI) PHARMACEUTICALS R&D CO., LTD

By:	/s/ Andy Tsun

Name:	Andy Tsun

Title:	Chief Scientific Officer

BAMBUSA THERAPEUTICS, INC.

By:	/s/ Shanshan Xu

Name:	Shanshan Xu

Title:	Authorized Representative

EXHIBIT A
LICENSED PATENTS
[***]
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